UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

March 14, 2019

Fox Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-38776	83-1825597
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Separation-related Agreements

On June 20, 2018, Twenty-First Century Fox, Inc. (“21CF”) entered into an Amended and Restated Distribution Agreement and Plan of Merger (the “Distribution Merger Agreement”), by and between 21CF and 21CF Distribution Merger Sub, Inc., a copy of which was filed as Exhibit 2.2 to the Registration Statement on Form 10 of Fox Corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on January 7, 2019 (File No. 001-38776) (the “Company’s Registration Statement”). Pursuant to the Distribution Merger Agreement, 21CF agreed to transfer to the Company the businesses consisting of (i) 21CF’s “Television” segment (as described in 21CF’s Annual Report on Form 10-K for the year ended June 30, 2017); (ii) FOX News, FOX Business, Big Ten Network, FOX Soccer2Go, FOX Soccer Plus, and domestic national sports networks, including FS1, FS2 and FOX Deportes; (iii) Home Team Sports, and FOX College Sports Properties; and (iv) any and all reasonable extensions of any business or operations described in clauses (i), (ii) or (iii) above prior to the Distribution (as defined below), as well certain other assets and liabilities (the “Separation”). In connection with the Separation, which became effective immediately prior to the Distribution, the Company entered into certain agreements with 21CF on March 19, 2019, including a separation agreement that effected the Separation (the “Separation Agreement”) and a tax matters agreement that addresses the parties’ respective rights, responsibilities and obligations with respect to certain tax matters (the “Tax Matters Agreement”).

Pursuant to the Separation Agreement, on March 19, 2019, 21CF completed the Separation and, following the Distribution, the Company became a standalone, publicly traded company. The Separation Agreement contains provisions that are customary for a transaction of a similar nature as the Separation, including, among other things, covenants relating to (i) continued access for the Company to 21CF insurance policies, (ii) contracts of 21CF or its subsidiaries (the “Shared Contracts”) that relate in any material respect to the FOX Business and the Remainco Business (each as defined in the Separation Agreement), including covenants to cooperate in good faith to divide, partially assign, modify or replicate the rights and obligations under any Shared Contract so that each of the Company and 21CF, as applicable, is the beneficiary of the rights and responsible for the obligations under such Shared Contract that relate to its business and (iii) the posting and maintenance by the Company, within 30 calendar days of a determination by 21CF and the Company of the existence of (x) annual rights, fees and other payments due pursuant to contracts guaranteed by 21CF and (y) obligations payable by the Company under any contracts constituting a Delayed Transfer Asset (as defined in the Separation Agreement), each in excess of $750,000,000 under any individual contract or $1,500,000,000 in the aggregate, of a rolling, 12-month letter of credit for the benefit of 21CF with respect to the payments under clauses (x) and (y).

In connection with the Separation and the Distribution, pursuant to the Tax Matters Agreement, (i) The Walt Disney Company (formerly known as TWDC Holdco 613 Corp.) (“Disney”) and 21CF will be responsible for and must indemnify the Company against any taxes required to be reported on a consolidated or separate tax return of 21CF and/or any of its subsidiaries, including any taxes resulting from the Separation and the Distribution, and (ii) the Company will be responsible for and must indemnify 21CF against any taxes required to be reported on a separate tax return of the Company or any of its subsidiaries and certain other taxes described in the Tax Matters Agreement.

The descriptions of the foregoing agreements are intended to provide a general description only, are subject to the detailed terms and conditions of, and are qualified in their entirety by reference to the full text of, those agreements, which are attached hereto as Exhibits 2.1 and Exhibit 2.2, respectively, and incorporated herein by reference.

Fox Corporation 2019 Shareholder Alignment Plan

On March 14, 2019, the Board of Directors of the Company (the “Board”) adopted and, on March 15, 2019, 21CF, in its capacity as the Company’s sole stockholder, approved, the Fox Corporation 2019 Shareholder Alignment Plan (the “SAP”), which became effective as of the Distribution. The summary of the SAP can be found in the section of the Information Statement filed as Exhibit 99.1 to the Company’s Registration Statement (the “Information Statement”) entitled “Executive Compensation—New Equity Incentive Plan,” and is incorporated herein by reference. The description of the SAP is intended to provide a general description only, is subject to the detailed terms and conditions of, and is qualified in its entirety by reference to the full text of, the SAP, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Rights Agreement

On March 19, 2019, the Board declared a dividend distribution of one right (a “Class A Right”) for each share of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) and one right (a “Class B Right” and, together with the Class A Rights, the “Rights”) for each share of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, collectively, the “Common Stock”) outstanding as of the close of business on April 2, 2019 (the “Rights Plan Record Date”).

The following is a summary description of the Rights. This summary is intended to provide a general description only and is subject to the detailed terms and conditions of the Rights Agreement, dated as of March 19, 2019, by and between the Company and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”), a copy of which is attached hereto as Exhibit 4.1, which is incorporated herein by reference (the “Rights Agreement”). Capitalized terms used in this section “Rights Agreement” but not defined herein have the meanings ascribed to them in the Rights Agreement.

Issuance of Rights

Each holder of Class A Common Stock as of the Rights Plan Record Date will receive a dividend of one Class A Right per share of Class A Common Stock and each holder of Class B Common Stock as of the Rights Plan Record Date will receive a dividend of one Class B Right per share of Class B Common Stock. One Class A Right will also be issued together with each share of Class A Common Stock issued by the Company after the Rights Plan Record Date and prior to the Distribution Date (as defined below), and in certain circumstances, after the Distribution Date. One Class B Right will also be issued together with each share of Class B Common Stock issued by the Company after the Rights Plan Record Date and prior to the Distribution Date and in certain circumstances, after the Distribution Date. New certificates for Common Stock issued after the Rights Plan Record Date will contain a notation incorporating the Rights Agreement by reference.

Until the Distribution Date:

•	the Rights will not be exercisable;

•	the Rights will be evidenced by the certificates for Common Stock (or, in the case of book entry shares, by notation in book entry) and not by separate rights certificates; and

•	the Rights will be transferable by, and only in connection with, the transfer of Common Stock.

Distribution Date; Beneficial Ownership

The Rights are not exercisable until the Distribution Date. As of and after the Distribution Date, the Rights will separate from the Common Stock and each Right will become exercisable to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (each whole share, a share of “Preferred Stock”) at a purchase price of $160 (such purchase price, as may be adjusted, the “Purchase Price”). Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

The “Distribution Date” is the earlier of:

•

ten days following a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of (i) 15% or more of the Class B Common Stock then outstanding or (ii) 15% or more of the Common Stock then outstanding (or, in the case of a person that had beneficial ownership of 15% or more of the outstanding Class B Common Stock or 15% or more of the outstanding Common Stock on the date the Rights Agreement was executed (including each Murdoch Person (as defined in the Rights Agreement)) by obtaining beneficial ownership of any additional shares of Common Stock) other than as a result of repurchases of Common Stock by the Company or certain inadvertent acquisitions, grants by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees pursuant to any equity incentive or award plan; and

•

ten business days (or such later date as the Board shall determine prior to the time a person becomes an Acquiring Person) after the commencement of a tender offer or exchange offer by or on behalf of any person (other than the Company and certain related entities) that, if completed, would result in such person becoming an Acquiring Person.

A person will be deemed to “beneficially own” any Common Stock if such person or any affiliated or associated person of such person:

•

is considered a “beneficial owner” of the Common Stock under Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as in effect on the date of the Rights Agreement;

•

has the right to acquire the Common Stock, either immediately or in the future, pursuant to any agreement, arrangement, or understanding (other than a customary underwriting agreement relating to a bona fide public offering of the Common Stock) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, except that a person will not be deemed to be a beneficial owner of (a) securities tendered pursuant to a tender offer or exchange offer by or on behalf of such person or any affiliated or associated persons of such person until the tendered securities are accepted for purchase or exchange, (b) securities issuable upon exercise of a Right before the occurrence of a Triggering Event (as defined below), or (c) securities issuable upon exercise of a Right after the occurrence of a Triggering Event if the Rights are originally issued Rights or were issued in connection with an adjustment to originally issued Rights;

•

has the right to vote or dispose of the Common Stock pursuant to any agreement, arrangement, or understanding (other than a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D); or

•

has an agreement, arrangement, or understanding with another person who beneficially owns Common Stock and the agreement, arrangement, or understanding is for the purpose of acquiring, holding, voting, or disposing of any securities of the Company (other than customary underwriting agreements relating to a bona fide public offering of Common Stock or a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D).

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying common stock or are reportable on a Schedule 13D—are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

Issuance of Rights Certificates

As soon as practicable after the Distribution Date, rights certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate rights certificates alone will evidence the Rights.

Expiration of Rights

The Rights will expire on the earliest of (a) 5:00 p.m., New York City time, on the first day following the date of the Company’s first annual meeting of its stockholders following the date of the Rights Agreement, (b) the time at which the Rights are redeemed (as described below), and (c) the time at which the Rights are exchanged in full (as described below).

Change of Exercise of Rights Following Certain Events

The following described events are referred to as “Triggering Events.”

(a)    Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Class A Right and each holder of a Class B Right will thereafter have the right to receive, upon exercise, Class A Common Stock and Class B Common Stock, respectively, (or, in certain circumstances, other securities, cash, or other assets of the Company) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a person becoming an Acquiring Person, all Class A Rights and Class B Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void.

(b)    Flip-Over Events. In the event that, at any time after a person has become an Acquiring Person, (i) the Company engages in a merger or other business combination transaction in which the Company is not the continuing or surviving corporation or other entity, (ii) the Company engages in a merger or other business combination transaction in which the Company is the continuing or surviving corporation and the Common Stock of the Company are changed or exchanged, or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the Purchase Price.

For the avoidance of doubt, the Rights are not exercisable until the Distribution Date as described above.

Redemption

At any time prior to the earlier of (a) a person becoming an Acquiring Person and (b) the Expiration Date (as defined in the Rights Agreement), the Board may direct the Company to redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock, or other consideration deemed appropriate by the Board). Immediately upon the action of the Board directing the Company to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

Exchange of Rights

At any time after a person becomes an Acquiring Person but before any person acquires beneficial ownership of 50% or more of the outstanding Class B Common Stock or 50% or more of the outstanding Common Stock, the Board may direct the Company to exchange the Rights (other than Rights owned by such person or certain related parties, which will have become null and void), in whole or in part, at an exchange ratio of one share of Class A Common Stock per Class A Right (subject to adjustment) and one share of Class B Common Stock per Class B Right (subject to adjustment). The Company may substitute shares of Preferred Stock (or shares of a class or series of the Company’s preferred stock having equivalent rights, preferences, powers and privileges) for Common Stock at an initial rate of one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, powers and privileges) per share of Common Stock. Immediately upon the action of the Board directing the Company to exchange the Rights, (i) the Class A Rights so exchanged will terminate and the only right of the holders of such Class A Rights will be to receive the number of shares of Class A Common Stock (or one one-thousandth of a share of Preferred Stock or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, powers and privileges) equal to the number of such Class A Rights held by such holder multiplied by the exchange ratio and (ii) the Class B Rights so exchanged will terminate and the only right of the holders of such Class B Rights will be to receive the number of shares of Class B Common Stock (or one one-thousandth of a share of Preferred Stock or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, powers and privileges) equal to the number of such Class B Rights held by such holder multiplied by the exchange ratio.

Adjustments to Prevent Dilution; Fractional Shares

The Purchase Price, the number of shares of Preferred Stock or other securities or assets issuable upon exercise of a Right, and the number of Rights outstanding may be adjusted to prevent dilution that may occur (a) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Preferred Stock, (b) in the event of a stock dividend on, or a subdivision or combination of, the Common Stock, (c) if holders of the Preferred Stock are granted certain rights, options, or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (d) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock), and in lieu thereof, the Company shall pay cash in an amount that is based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

No Stockholder Rights Prior to Exercise; Tax Considerations

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common shares of the acquiring company or in the event of the redemption of the Rights as set forth above.

Amendment of Rights Agreement

The Company, by action of the Board, may supplement or amend any provision of the Rights Agreement in any respect without the approval of any registered holder of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with other provisions of the Rights Agreement, (c) shorten or lengthen any time period under the Rights Agreement, or (d) otherwise change, amend, or supplement any provisions of the Rights Agreement in any manner that the Company deems necessary or desirable; provided, however, that no supplement or amendment made after a person becomes an Acquiring Person shall adversely affect the interests of the registered holders of rights certificates (other than an Acquiring Person or any affiliated or associated person of an Acquiring Person or certain of their transferees) or shall cause the Rights Agreement to become amendable other than in accordance with the amendment provision contained therein. Without limiting the foregoing, the Company may at any time before any person becomes an Acquiring Person amend the Rights Agreements to make provisions of the Rights Agreement inapplicable to a particular transaction by which a person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of the Rights Agreement as they may apply with respect to any such transaction.

Item 2.01.	Completion of the Acquisition or Disposition of Assets

Distribution

Effective at 7:25 a.m. (Eastern Time) on March 19, 2019, pursuant to the Distribution Merger Agreement, 21CF completed the Distribution through the distribution by 21CF of all of the outstanding shares of the Company’s Class A Common Stock, and Class B Common Stock, to 21CF stockholders (other than to subsidiaries of 21CF that held shares of 21CF) on a pro rata basis (the “Distribution”).

Pursuant to the Distribution Merger Agreement, a portion of each share of 21CF common stock held at the time of the Distribution was exchanged for 1/3 of one share of Common Stock of the same class, and holders received cash in lieu of any fractional share of Common Stock they otherwise would have been entitled to receive in connection with the Distribution. A summary of the Distribution can be found in the section of the Information Statement entitled “The Transactions—The Distribution,” and is incorporated herein by reference.

The Company is now a standalone publicly traded company, and on March 19, 2019 regular-way trading of the Class A Common Stock and Class B Common Stock commenced on the Nasdaq Global Select Market under the symbols “FOXA” and “FOX,” respectively. 21CF distributed a total of 354,328,270 shares of the Company’s Class A Common Stock and 266,173,651 shares of the Company’s Class B Common Stock to 21CF stockholders on the morning of March 19, 2019.

Dividend

On March 19, 2019, pursuant to the Separation and immediately prior to the Distribution, the Company paid a one-time dividend of $8.5 billion to 21CF.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 19, 2019, immediately prior to the Distribution, the Company and 21CF entered into various restructuring transactions, including the contribution by 21CF to the Company of substantially all of the business and assets of the Company in exchange for the issuance by the Company to 21CF of 354,328,270 shares of the Class A Common Stock and 266,173,650 shares of the Class B Common Stock in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) of the Securities Act as not involving a public offering. Subsequently, 21CF distributed all of the 354,328,270 issued and outstanding shares of Class A Common Stock and all of the 266,173,651 issued and outstanding shares of Class B Common Stock (including one share of Class B Common Stock that was issued to 21CF in connection with the restructuring transactions) to 21CF stockholders (other than to subsidiaries of 21CF that held shares of 21CF) on a pro rata basis. See “Item 2.01. Completion of the Acquisition or Disposition of Assets.”

Item 3.03.	Material Modification to Rights of Security Holders

See the description of the Rights Agreement set forth herein under “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated into this Item 3.03 by reference.

Item 5.01.	Changes in Control of Registrant

The Separation described in the Information Statement was consummated on March 19, 2019.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Composition of the Board

On March 14, 2019, in anticipation of the Separation, Anne Dias, Chase Carey, Paul D. Ryan and Roland A. Hernandez (the “New Directors”) joined the Board. Messrs. K. Rupert Murdoch, Lachlan K. Murdoch and Jacques Nasser are also directors of the Company. The directors of the Board also elected Mr. Nasser to serve as the Lead Independent Director. In addition, the independent directors have been appointed to the Audit, Compensation and Nominating and Corporate Governance Committees of the Board as follows:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Anne Dias	X	X	X
Roland A. Hernandez	X (Chair)		X
Jacques Nasser	X	X (Chair)
Paul D. Ryan		X	X (Chair)

There are no arrangements or understandings between any New Director and any other persons pursuant to which any New Director was selected as a director. There are no transactions in which any New Director has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Each of the New Directors and Mr. Nasser will receive compensation for service as the Company’s non-executive directors under the terms of the Company’s non-executive director compensation program, which is described under the “Non-Executive Director Compensation Program” below.

Each director has also entered into standard indemnification agreements with the Company, which provide for the standard indemnification and advancement of expenses to the fullest extent permitted by law consistent with the Company’s Amended and Restated By-laws. The description of the indemnification agreements is intended to provide a general description only, is subject to the detailed terms and conditions of, and is qualified in its entirety by reference to the full text of, the form of indemnification agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

A copy of the Company’s press release, dated March 19, 2019, announcing the appointment of the New Directors, among other things (the “Press Release”), is attached hereto as Exhibit 99.1 and the information included in the Press Release under the heading “Appointment of New Directors” is incorporated herein by reference.

Fox Corporation 2019 Shareholder Alignment Plan

See the description of the SAP set forth herein under “Item 1.01. Entry into a Material Definitive Agreement, Fox Corporation 2019 Shareholder Alignment Plan” which is incorporated into this Item 5.02 by reference.

Initial Shareholder Alignment Plan Awards

On March 19, 2019, the Compensation Committee of the Board approved the following awards of restricted stock units and stock options under the SAP, relating to the Company’s Class A Common Stock, to the following executives (the “Initial SAP Awards”):

Executive	Grant Date Value of Restricted Stock Units	Grant Date Value of Stock Options
K. Rupert Murdoch	$7,500,000	$2,500,000
Lachlan K. Murdoch	$15,000,000	$5,000,000
John P. Nallen	$7,500,000	$2,500,000
Viet D. Dinh	$4,875,000	$1,625,000
Steven Tomsic	$3,000,000	$1,000,000

Subject to the executive’s continued employment through each such date, fifty percent of the Initial SAP Awards will vest on June 15, 2020 and the remaining fifty percent will vest on June 15, 2021 (each such date, a “Vesting Date”), subject to earlier vesting or forfeiture in the event of certain terminations of employment prior to a Vesting Date in accordance with the terms and conditions of the Initial SAP Awards. If, prior to either Vesting Date, the executive terminates employment with the Company voluntarily without good reason, including due to retirement, or is terminated by the Company with cause, all unvested Initial SAP Awards will be forfeited. If the executive terminates employment with the Company prior to either Vesting Date with good reason or is terminated by the Company without cause, then the Initial SAP Awards will vest.

For purposes of the Initial SAP Awards, “cause” generally means any of the following, as determined in good faith by the Company: (i) a material breach by the executive of his duties under any employment or service agreement between the Company and the executive or willful failure to perform such duties, which breach or failure is not remedied within 20 days after a receipt of written notice from the Company specifying such breach; (ii) material violation of a provision of the Company’s written policies provided or made available to the executive, including among others the applicable employee handbook, Standards of Business Conduct, the Policy Prohibiting Harassment, Discrimination, and Retaliation, and the Electronic Communications Policy, which violation is not remedied, if remedy is possible, within 20 days after receipt of written notice from the Company specifying such violation; (iii) use or possession of illegal drugs during working hours or off duty if such off-duty use or possession affects the performance of duties or the Company’s interests; (iv) embezzlement, theft, or other willful and material misappropriation by the executive of any Company property; (v) plea of guilty or nolo contendere to, or a conviction of, a felony; and/or (vi) any other conduct constituting cause under applicable law.

For purposes of the Initial SAP Awards, “good reason” generally means any of the following actions taken without the executive’s written consent: (i) a material breach by the Company of any employment or service agreement between the Company and the executive, or (ii) a requirement for the executive to be based in and primarily render services in a location other than the metropolitan area in which the executive currently works. A resignation for “good reason” is subject to a notice and cure requirement.

The foregoing description of the Initial SAP Awards does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of Restricted Stock Unit Terms and Conditions under the Shareholder Alignment Plan, which is attached as Exhibit 10.3 hereto and incorporated herein by reference and the Form of Non-Qualified Stock Option Terms and Conditions under the Shareholder Alignment Plan, which is attached as Exhibit 10.4 hereto and incorporated herein by reference.

Non-Executive Director Compensation Program

In connection with the Separation and Distribution, on March 19, 2019, the Board adopted a program regarding the compensation payable to its non-executive directors (the “Non-Executive Director Compensation Program”). The Non-Executive Director Compensation Program provides for:

Annual Cash Board Retainer	$100,000
Annual Deferred Stock Unit (“DSU”) Retainer (fully-vested)	$195,000
Annual Cash Committee Retainers	$15,000 for Audit and Compensation Committee members $10,000 for Nominating and Corporate Governance Committee Members
Additional Annual Committee Chair Cash Retainers	$25,000 for Audit and Compensation Committee chairs (i.e., total retainer of $40,000) $15,000 for Nominating and Corporate Governance Committee chair (i.e., total retainer of $25,000)
Share Ownership Retention Guideline	5x the annual Board cash retainer within five years of joining the Board Common Stock and DSUs count toward the guideline

DSUs will be granted under the SAP annually at the Company’s annual meeting of stockholders immediately following each non-executive director’s election or re-election to the Board. The Class A Common Stock underlying each DSU will be paid at the earlier of the first trading day of the quarter five years following the date of grant or upon a director’s end of service. Non-executive directors also are reimbursed for their expenses incurred in attending Board and committee meetings. There are no fees based upon number of meetings attended. Non-executive directors who first join the Board between annual meetings, including the non-executive directors serving as of the Distribution, are entitled to receive a pro-rata cash retainer and a pro-rated award of DSUs (which, for the non-executive directors serving as of the date of the Distribution, were granted on the date of the Distribution) based on the number of days of service until the Company’s next annual meeting of stockholders.

Executive Compensation

On March 19, 2019, the Board approved new compensatory arrangements for Messrs. K.R. Murdoch, L.K. Murdoch, Nallen, Dinh and Tomsic (collectively the “Arrangements”).

The Arrangement approved for Mr. K.R. Murdoch as Co-Chairman provides for a base salary of $5,000,000, a target bonus of $6,000,000 and a target award under the Company’s SAP (or other long-term incentive plan as in effect from time to time) equal to $7,000,000. The Arrangement approved for Mr. L.K. Murdoch provides that he will serve as Chairman and Chief Executive Officer until June 30, 2022 (the “Term”). Mr. L.K. Murdoch will receive a base salary of $3,000,000 and will be eligible to receive an annual bonus with a target bonus of $6,000,000. In addition, Mr. L.K. Murdoch will participate in the Company’s SAP (or other long-term incentive plan as in effect from time to time) with an annual target award thereunder equal to $11,000,000. The Arrangement approved for John P. Nallen provides that he will serve as the Chief Operating Officer for the Term. Mr. Nallen will receive a base salary of $2,000,000 and will be eligible to receive an annual bonus with a target bonus of $3,000,000. In addition, Mr. Nallen will participate in the Company’s SAP (or other long-term incentive plan as in effect from time to time) with an annual target award thereunder equal to $5,000,000. The Arrangement approved for Viet D. Dinh provides that he will serve as Chief Legal and Policy Officer for the Term. Mr. Dinh will receive a base salary of $3,000,000 and will be eligible to receive an annual bonus with a target bonus of $3,000,000. In addition, Mr. Dinh will participate in the SAP (or other long-term incentive plan as in effect from time to time) with an annual target award thereunder equal to $5,000,000. The Arrangement approved for Steven Tomsic provides that he will serve as Chief Financial Officer for the Term. Mr. Tomsic will receive a base salary of $1,500,000 and will be eligible to receive an annual bonus with a target bonus of $2,500,000. In addition, Mr. Tomsic will participate in the SAP (or other long-term incentive plan as in effect from time to time) with an annual target award thereunder equal to $2,000,000.

The Initial SAP Awards described above also represent each executive’s SAP award for fiscal year 2019, and any future SAP award will be made at the discretion of the Compensation Committee.

Item 5.03.	Amendments to Articles of Incorporation or By-laws

Certificate of Incorporation and By-laws

On March 14, 2019, the Company amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and amended and restated its By-laws (the “Amended and Restated By-laws”). The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware and became effective on March 18, 2019, and the Amended and Restated By-laws became effective upon the Amended and Restated Certificate of Incorporation becoming effective. A description of the material terms of each can be found in the section of the Information Statement entitled “Description of Our Capital Stock,” and is incorporated herein by reference. The descriptions of the foregoing are qualified in their entirety by reference to the complete terms and conditions of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Certificate of Designation

In connection with the adoption of the Rights Agreement described in Item 1.01 above, the Board approved a Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on March 19, 2019. The Certificate of Designation is attached hereto as Exhibit 3.3 and incorporated herein by reference.

Item 5.05.	Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the Separation, the Board adopted the Standards of Business Conduct, a copy of which is available on the Company’s website at www.FoxCorporation.com. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

The Board is assessing the Company’s capital return framework, which may include share repurchases in addition to a planned semiannual dividend. In considering any future share repurchase authorizations, the Board will, in its discretion, evaluate whether to authorize the repurchase of Class A Common Stock, Class B Common Stock, or combinations thereof based on the best interest of all stockholders. As part of this assessment, the independent directors expect to consider measures to mitigate the possibility that any significant stockholder obtains voting control of the Company without protection for other stockholders. Such measures may include requiring certain transactions to be approved by a majority of independent directors and/or by a majority of disinterested stockholders, agreements with significant stockholders to limit their voting rights, and other stockholder protections. There is no assurance that the Board will adopt any of these measures or that any significant stockholder would enter into such agreements.

A copy of the Press Release is attached hereto as Exhibit 99.1. The information in this Item 7.01 and in the fifth paragraph under the heading “Temporary Stockholder Rights Plan” in the Press Release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On March 19, 2019, the Company announced the appointment of the New Directors and the declaration of the dividend of Rights, among other things, and issued the Press Release relating to such matters, a copy of which is attached hereto as Exhibit 99.1.

Cautionary Note on Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Rights Agreement and the Board’s assessment of the Company’s capital return framework and any additional stockholder protections to be considered by the independent directors. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks relating to the Separation and the Distribution and the impact of the Rights Agreement on the ownership and trading of the Company’s stock and the other risks and uncertainties discussed in the documents the Company has filed with or furnished to the SEC, including the Information Statement and the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2018.

Statements in this communication speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this communication or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Separation Agreement, dated as of March 19, 2019, between Twenty-First Century Fox, Inc. and Fox Corporation.*

2.2	Tax Matters Agreement, dated as of March 19, 2019, between Twenty-First Century Fox, Inc., Fox Corporation and The Walt Disney Company.*

3.1	Amended and Restated Certificate of Incorporation of Fox Corporation.

3.2	Fox Corporation Amended and Restated By-laws.

3.3	Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of Fox Corporation.

4.1	Rights Agreement between Fox Corporation and Computershare Trust Company, N.A., as Rights Agent, dated as of March 19, 2019.

10.1	Fox Corporation 2019 Shareholder Alignment Plan.

10.2	Form of Indemnification Agreement.

10.3	Form of Fox Corporation 2019 Shareholder Alignment Plan Restricted Stock Unit Terms and Conditions.

10.4	Form of Fox Corporation 2019 Shareholder Alignment Plan Non-Qualified Stock Option Terms and Conditions.

99.1	Press release of Fox Corporation, dated March 19, 2019.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Corporation

By:	/s/ Viet D. Dinh
Name:	Viet D. Dinh
Title:	Chief Legal and Policy Officer

March 19, 2019